Exhibit 25.1

FORM T-1

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE
ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2)           |__|

___________________________

THE BANK OF NEW YORK

(Exact name of trustee as specified in its charter)

New York (State of incorporation if not a U.S. national bank)	13-5160382 (I.R.S. employer identification no.)

One Wall Street, New York, N.Y. (Address of principal executive offices)	10286 (Zip code)

___________________________

PANAMSAT CORPORATION
(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	95-4607698 (I.R.S. employer identification no.)

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S Employer Identification Number

PanAmSat Communications Carrier Services, Inc.	California	95-3684190

PanAmSat Communications Japan, Inc.	California	95-3976181

PanAmSat Communications Services, Inc.	California	95-3270893

Southern Satellite Corp.	Connecticut	06-1396534

AccessPas, Inc.	Delaware	06-1586835

PanAmSat International Holdings, LLC	Delaware	95-4130814

G2 Satellite Solutions Corporation	Delaware	01-0667473

Service and Equipment Corporation	Delaware	06-1614545

Southern Satellite Licensee Corporation	Delaware	06-1532182

PanAmSat India Marketing, L.L.C.	Delaware	None

PanAmSat Asia Carrier Services, Inc.	Delaware	06-1532021

PanAmSat Capital Corporation	Delaware	06-1371155

PanAmSat Carrier Services, Inc.	Delaware	06-1377869

PanAmSat India, Inc.	Delaware	06-1532023

PAS International Employment, Inc.	Delaware	06-1475361

PanAmSat International Sales, Inc.	Delaware	06-1532018

PAS International, LLC	Delaware	None

PanAmSat Licensee Corp.	Delaware	06-1369810

USHI, LLC	Delaware	95-4130816

PanAmSat International Systems, LLC	Delaware	06-1407857

PanAmSat International Systems Marketing, L.L.C.	Delaware	None

PanAmSat Satellite PAS 1R, Inc.	Delaware	20-1472039

PanAmSat Satellite PAS 6B, Inc.	Delaware	55-0878680

PanAmSat Satellite PAS 7, Inc.	Delaware	20-1472426

PanAmSat Satellite PAS 8, Inc.	Delaware	20-1472451

PanAmSat Satellite PAS 9, Inc.	Delaware	20-1472476

PanAmSat Satellite PAS 10, Inc.	Delaware	20-1472491

PanAmSat Satellite Galaxy 3C, Inc.	Delaware	20-1471588

PanAmSat Satellite Galaxy 4R, Inc.	Delaware	20-1471713

PanAmSat Satellite Galaxy 10R, Inc.	Delaware	20-1471804

PanAmSat Satellite Galaxy 11, Inc.	Delaware	20-1471834

PanAmSat Satellite Galaxy 12, Inc.	Delaware	20-1471854

PanAmSat Satellite Galaxy 13, Inc.	Delaware	20-1471917

PanAmSat Satellite HGS 3, Inc.	Delaware	20-1471366

PanAmSat Satellite HGS 5, Inc.	Delaware	20-1471468

PanAmSat Satellite Galaxy 1R, Inc.	Delaware	20-1471522

PanAmSat Satellite Galaxy 3R, Inc.	Delaware	20-1471588

PanAmSat Satellite Galaxy 5, Inc.	Delaware	20-1471747

PanAmSat Satellite Galaxy 9, Inc.	Delaware	20-1471773

PanAmSat Satellite Galaxy 14, Inc.	Delaware	20-1471944

PanAmSat Satellite Leasat F5, Inc.	Delaware	20-1472011

PanAmSat Satellite PAS 2, Inc.	Delaware	20-1472059

PanAmSat Satellite PAS 3, Inc.	Delaware	20-1472087

PanAmSat Satellite PAS 4, Inc.	Delaware	20-1472113

PanAmSat Satellite PAS 5, Inc.	Delaware	20-1472383

PanAmSat Satellite SBS 6, Inc.	Delaware	20-1472512

20 Westport Road Wilton, Connecticut (Address of principal executive offices)	06897 (Zip code)

___________________________

9% Senior Exchange Notes due 2014
(Title of the indenture securities)

1.                                      General information.  Furnish the following information as to the Trustee:

(a)                                  Name and address of each examining or supervising authority to which it is subject.

Name	Address

Superintendent of Banks of the State of New York	2 Rector Street, New York, N.Y. 10006, and Albany, N.Y. 12203

Federal Reserve Bank of New York	33 Liberty Plaza, New York, N.Y. 10045

Federal Deposit Insurance Corporation	Washington, D.C. 20429

New York Clearing House Association	New York, New York10005

(b)                                  Whether it is authorized to exercise corporate trust powers.

Yes.

2.                                      Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

16.                               List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1.                                       A copy of the Organization Certificate of The Bank of New York (formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers.  (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672 and Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637.)

4.                                       A copy of the existing By-laws of the Trustee.  (Exhibit 4 to Form T-1 filed with Registration Statement No. 33-31019.)

6.                                       The consent of the Trustee required by Section 321(b) of the Act.  (Exhibit 6 to Form T-1 filed with Registration Statement No. 33-44051.)

7.                                       A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Act, the Trustee, The Bank of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 11th day of November, 2004.

THE BANK OF NEW YORK

By:	/S/ VAN K. BROWN
	Name:	VAN K. BROWN
	Title:	VICE PRESIDENT

Exhibit 7

Consolidated Report of Condition of

THE BANK OF NEW YORK

of One Wall Street, New York, N.Y. 10286
And Foreign and Domestic Subsidiaries,

a member of the Federal Reserve System, at the close of business June 30, 2004, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

ASSETS	Dollar Amounts In Thousands
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	$2,954,963
Interest-bearing balances	10,036,895
Securities:
Held-to-maturity securities	1,437,899
Available-for-sale securities	20,505,806
Federal funds sold and securities purchased under agreements to resell
Federal funds sold in domestic offices	5,482,900
Securities purchased under agreements to resell	838,105
Loans and lease financing receivables:
Loans and leases held for sale	48,034
Loans and leases, net of unearned income	38,299,913
LESS: Allowance for loan and lease losses	594,926
Loans and leases, net of unearned income and allowance	37,704,987
Trading Assets	2,986,727
Premises and fixed assets (including capitalized leases)	957,249
Other real estate owned	374
Investments in unconsolidated subsidiaries and associated companies	246,280
Customers' liability to this bank on acceptances outstanding	251,948
Intangible assets
Goodwill	2,699,812
Other intangible assets	755,311
Other assets	7,629,093
Total assets	$94,536,383
LIABILITIES
Deposits:
In domestic offices	$36,481,716
Noninterest-bearing	15,636,690
Interest-bearing	20,845,026
In foreign offices, Edge and Agreement subsidiaries, and IBFs	25,163,274
Noninterest-bearing	413,981
Interest-bearing	24,749,293
Federal funds purchased and securities sold under agreements to repurchase
Federal funds purchased in domestic offices…	898,340
Securities sold under agreements to repurchase	721,016
Trading liabilities	2,377,862
Other borrowed money: (includes mortgage indebtedness and obligations under capitalized leases).	10,475,320
Not applicable
Bank's liability on acceptances executed and outstanding	254,569
Subordinated notes and debentures	2,422,807
Other liabilities	7,321,226
Total liabilities	$86,116,130
Minority interest in consolidated subsidiaries	139,967
EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	1,135,284
Surplus	2,082,308
Retained earnings	5,118,989
Accumulated other comprehensive income	(56,295
Other equity capital components	0
Total equity capital	8,280,286
Total liabilities, minority interest, and equity capital	$94,536,383

I, Thomas J. Mastro, Senior Vice President and Comptroller of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

Thomas J. Mastro,
Senior Vice President and Comptroller

We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

Thomas A. Hassell
RenyiGerald L.	Directors
Alan R. Griffith